Exhibit 3.i

FORM OF
ARTICLES OF INCORPORATION FOR A STOCK CORPORATION

FIRST:	The undersigned Randy A. Fernandez whose address is 941 Fourth Street #200, Miami
Beach, FL 33139 being at least eighteen years of age, do(es) form a corporation under the laws of the State of Maryland.

SECOND:	The name of the corporation is: Jefferson Capital Interests, Inc.

THIRD:	The purposes for which the corporation is formed are as follows: The transaction of any or all lawful purposes for which corporations may be incorporated under the laws of the State of Maryland.

FOURTH:	The street address of the principal office of the corporation in Maryland is: 8812 Monard Drive Silver Spring MD 20910

FIFTH:	The name and post office address of the resident agent of the corporation in Maryland is: Corporate Creations Network, Inc. 8812 Monard Drive Silver Spring MD 20910

SIXTH:	The corporation has authority to issue 35,000,000 shares at $.001 par value per share.

SEVENTH:	The number of directors of the corporation shall be one which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but no less than the number of stockholders, and the name(s) of the director(s) who shall act until the first meeting or until their successors are duly chosen and qualified is/are:

Dan Martinez

SIGNATURE: By: /s/ Randy A. Fernandez Randy A. Fernandez

RETURN TO:
Randy A. Fernandez
941 Fourth Street #200
Miami Beach, FL 33139

CONSENT OF RESIDENT AGENT

CORPORATION:
Jefferson Capital Interests, Inc.

RESIDENT AGENT:
Corporate Creations Network Inc.8812
Monard Drive
Silver Spring MD 20910

I hereby consent to act as resident agent in Maryland for the entity named in the attached instrument.

/s/ Randy A. Fernandez
CORPORATE CREATIONS NETWORK, INC.
Randy A. Fernandez, Vice President

Date: December 23, 2002

EXHIBIT 3.i

FORM OF
ARTICLES OF AMENDMENT
a stock corporation

Jefferson Capital Interests, Inc., a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

Pursuant to the permissive provisions of Section 2-602 of the Maryland Code, the charter of the Corporation is hereby amended as follows:

SIXTH:	The Corporation shall have the authority to issue an aggregate of 50,000,000 shares of stock of which 35,000,000 shares will be designated Common Stock at $.001 par value per share and 15,000,000 shares will be designated Preferred Stock at $.001 par value per share. The aggregate par value of all shares of all classes equals $50,000.

Subject to the terms of the Preferred Stock, the Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated or expressed in the resolution or resolutions providing for the issue thereof by the Board of Directors, and as are not stated and expressed in this amendment or subsequent amendments to the articles thereto, including (but without limiting the generality of the foregoing) the following:

(i)	The number of shares constituting such series and the distinctive designation of such series;

(ii)	The dividend rate including conditions and dates upon which dividends are payable and whether such dividends will be cumulative or noncumulative;

(iii)	Whether the shares or series shall be subject to redemption by the Corporation,

(iv)	The times, prices and other terms and conditions of such redemption;

(v)	Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation and, if so, the associated terms and conditions;

(vi)	Whether such shares shall having voting rights and the terms of such voting rights;

(vii)	The restrictions, if any, on the issue or reissue of any additional Preferred stock;

(viii)	The rights of the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of such shares or series.

This amendment of the charter of the corporation has been approved by the directors and shareholders.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

/s/ Samuel L. Pappas ______________________________ Samuel L. Pappas, Secretary Return address of the filing party: Jefferson Capital Interests, Inc. 4355 12th Street NE Naples, FL 34120	/s/ Augustus A. Cervera _____________________________ Augustus A. Cervera, President